October 9, 1997





Board of Directors
Arden Realty, Inc.
9100 Wilshire Boulevard
East Tower, Suite 700
Beverly Hills, California 90212

                    Re:  Registration Statement on Form S-8

Gentlemen:

          At your request we have examined the Registration
Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,486,667 shares (the "Shares") of common stock, $.01 par value per share, of Arden Realty, Inc. (the "Company"), none of which are issued and outstanding as of the date hereof, but which are issuable upon exercise of options previously granted and other awards, including options, to be granted in the future under the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and
Arden Realty Limited Partnership (the "Plan").

          We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below.

          We are opining herein as to the effect on the subject transaction of only the Maryland General Corporation Law and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any other state.

          Subject to the foregoing and in reliance thereon, we are of the opinion that, upon the exercise of options and other awards granted pursuant to the Plan and the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and the Summary of the Plan dated October 9, 1997 and each in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Latham & Watkins